ARTHUR ANDERSEN


March 28, 2000

Office of the Chief Accountant                        ARTHUR ANDERSEN LLP
Securities and Exchange Commission                    Suite 3100
450 Fifth Street, N.W.                                1225 17th Street
Washington, D.C. 20549                                Denver, CO 80202-5631


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 28, 2000, of Newstate Holdings, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP